Exhibit 23.2

December 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Lustros, Inc. and Subsidiaries on Form S-1 of our audit report, dated April 13, 2013 relating to the accompanying consolidated balance sheet as of December 31, 2012 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the period from inception (January 26, 2012) through December 31, 2012, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

December 26, 2013

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049